Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the Current Report on Form 8-K/A of X-Rite Incorporated dated October 24, 2007 of our report dated March 28, 2007 related to the financial statements of Pantone Inc. and Affiliates as of and for the year ended December 31, 2006, and incorporated by reference in Registration Statement No. 33-29288, 33-29290, 33-82258, 33-82260, 333-111263, 333-111264, 333-117066 and 333-136945 of X-Rite, Incorporated on Form S-8 and Registration Statement No. 333-145615 of X-Rite, Incorporated on Form S-3.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
January 8, 2008

1